Exhibit 8.1

SUBSIDIARIES OF REGISTRANT

	Name of Subsidiary	Place of Incorporation
1.	Supersonic Holdings Limited	Hong Kong

2.	Sunbeam (HK) Limited	Hong Kong

3.	7 Days Inn Group (HK) Limited	Hong Kong

4.	7 Days Inn (HK) Investment Co., Limited	Hong Kong

5.	7 Days Inn (Shenzhen) Co., Ltd.	PRC

6.	Guangzhou Saiwen Software Development Co., Ltd.	PRC

7.	7 Days Four Seasons Hotel (Guangzhou) Co., Ltd.	PRC

8.	Hunan Huatian Star Hotel Management Co., Ltd.	PRC

9.	Hunan Lotus Express Hotel Management Co., Ltd.	PRC

10.	Henan Huatian Hotel Management Co., Ltd.	PRC

11.	Wuhan Huatian Hotel Management Co., Ltd.	PRC

12.	Beijing Huatian Hotel Management Co., Ltd.	PRC

13.	Nanchang Huatian Hotel Management Co., Ltd.	PRC

14.	Xuzhou Oriental Express Hotel Management Co., Ltd.	PRC

15.	Nanjing 7 Days Sabo Hotel Management Co., Ltd.	PRC

16.	Guangzhou Seven Days Hotel Management Co., Ltd.	PRC

17.	Shanghai 7 Days Investment Management Co., Ltd.	PRC

18.	Xi’an 7 Days Hotel Management Co., Ltd.	PRC

19.	Guiyang Nanming 7 Days Hotel Management Co., Ltd.	PRC

20.	Wuhan 7 Days Hotel Management Co., Ltd.	PRC

21.	Foshan 7 Days Hotel Management Co., Ltd.	PRC

22.	Tianjin 7 Days Hotel Management Co., Ltd.	PRC

23.	Jinan 7 Days Hotel Management Co., Ltd.	PRC

24.	Kunming 7 Days Hotel Management Co., Ltd.	PRC

25.	Shenyang 7 Days Hotel Management Co., Ltd.	PRC

26.	Nanjing 7 Days Express Hotel Management Co., Ltd.	PRC

27.	Hefei 7 Days Hotel Management Co., Ltd.	PRC

28.	7 Days Inn (Hong Kong) Investment Co., Ltd.	PRC

29.	Guangzhou 7 Days Four Seasons Apparel Co., Ltd.	PRC

30.	Guangzhou 7 Days Hotel Management Co., Ltd	PRC

31.	Nanchang 7 Days Hotel Management Co., Ltd.	PRC

32.	Guangzhou Zhongke Hotel Enterprise Management Co., Ltd.	PRC

	Name of Subsidiary	Place of Incorporation
33.	Guangzhou Haoyu Hotel Co., Ltd.	PRC

34.	Guiyang 7 Days Hotel Management Co., Ltd.	PRC

35.	Guizhou Yijiaju Hotel Management Co., Ltd.	PRC

36.	Fuzhou Gulou 7 Days Hotel Management Co., Ltd.	PRC

37.	Xiamen Xin 7 Days Inn Co., Ltd.	PRC

38.	Chengdu 7 Days Hotel Management Co., Ltd.	PRC

39.	Chengdu Four Searsons7 Days Hotel Management Co., Ltd.	PRC

40.	Wuxi Shenglong Hotel Management Co., Ltd.	PRC

41.	7 Days Express Hotel Management (Beijing) Co., Ltd.	PRC

42.	Shanghai 7 Days Hotel Management Corporation, Limited by Share	PRC

43.	Shenzhen Woju Modern Hotel Management Co., Ltd	PRC

44.	Beijing 7 Days Four Seasons Hotel Management Co., Ltd	PRC

45.	Beijing 7 Days Impression Hotel Management Co., Ltd	PRC

46.	Beijing 7 Days Sunshine Hotel Management Co., Ltd	PRC

47.	Guangzhou Sairu Software Development	PRC

48.	Shanghai 7 Days Full Seasons Hotel Management Co., Ltd.	PRC

49.	Guiyang 7 Days He Chuang Investment Management Co., Ltd.	PRC

50.	Wuhan 7 Days Four Seasons Investment Development Co., Ltd.	PRC

51.	Chengdu 7 Days Four Seasons Investment Management Co., Ltd.	PRC

52.	7 Days Full Seasons Hotel Investment Management (Beijing) Co., Ltd.	PRC

53.	Guangzhou Seven Days Baichuan Investment Management Co., Ltd.	PRC

54.	Shenzhen 7 Days Baoda Hotel Management Co., Ltd	PRC

55.	Shanghai 7 Jia Hotel Co., Ltd	PRC